CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Covenant Transport, Inc. on Form S-8 of our report dated June 11, 1997, on our audit of the Covenant Transport, Inc. 401(k) and Profit Sharing Plan as of December 31, 1996, which report is included in this Annual Report of Form 11-K.


                                                 /s/
                                       ________________________________________
                                        COOPERS & LYBRAND L.L.P.

Knoxville, Tennessee
June 26, 1997